UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 4, 2005

PHOENIX INTERESTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30949	61-1342734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One RiverPointe Plaza, Suite 706

Jeffersonville, IN 47130

(Address of principal executive offices, including zip code)

(502) 584-4434

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02      Unregistered Sales of Equity Securities.

On May 4, 2005, Phoenix Interests sold to a number of accredited investors a total of 3,000 shares of its Series E convertible preferred stock for aggregate consideration of $217,500. These shares of Series E preferred stock were exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the “safe harbor” private-offering exemption provided by Rule 506 of Regulation D promulgated under the Securities Act.

Shares of Series E preferred stock may, at the option of the holder, be converted into shares of common stock at the conversion rate in effect at the time of conversion. The number of shares into which one share of Series E preferred stock is convertible will be determined by dividing (1) the sum of (A) the “Stated Value” (equal to $100) plus (B) an amount equal to 1.5% of the Stated Value multiplied by the number of months from the date of issuance until the date of conversion (pro rated for any period of less than a month) by (2) the lesser of (A) $0.006 and (B) the Conversion Price at that time. For these purposes, “Conversion Price” means 70% of the Closing Bid Price, and “Closing Bid Price” on a given day means the lowest closing bid price of the common stock out of the closing bid price of the common stock on each of the five immediately preceding trading days on NASDAQ or any other principal securities price quotation system or market on which prices of the common stock are reported.

On May 4, 2005, Phoenix Interests sold to a number of accredited investors 15,000,000 shares of its common stock for aggregate consideration of $82,500. These shares of common stock were exempt from registration under the Securities Act in reliance on Regulation E promulgated thereunder.

Item 5.03      Amendments to Atricle of Incorporation or Bylaws; Change in Fiscal Year.

On May 4, 2005, Phoenix Interests filed a certificate of designation with the Nevada Secretary of State to establish the rights, preferences, and limitations of its Series E preferred stock. Phoenix Interests’ board of directors authorized the Series E preferred stock without the need for shareholder approval, in accordance with authority granted under Phoenix Interests’ articles of incorporation.

Item 9.01      Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of designation of Series E convertible preferred stock.

10.1	Form of securities purchase agreement providing for purchase of shares of Series E convertible preferred stock and shares of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX INTERESTS, INC.

Date:	May 6, 2005	By:	/s/ James D. Tilton, Jr.
James D. Tilton, Jr., President